EXHIBIT 24

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-53751, No. 33-55739, No. 33-66716,
No. 33-68614; Form S-8 No. 33-41734) of Sealed Air Corporation of our report dated 26 August 1994 (21 December 1994 as to certain information in Notes 16, 23 and 24), with respect to the consolidated financial statements of Trigon Industries Limited as of 30 June 1994 and for the year ended included in this Current Report (Form 8-K).


                                        ERNST & YOUNG
Auckland, New Zealand                   Chartered Accountants
24 January 1995